Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-120701) pertaining to the 2004 Equity Incentive Plan of Thomas Properties Group, Inc. and the Registration Statement (Form S-3 No. 333-132915) of Thomas Properties Group, Inc. and in the related prospectus of our report dated April 2, 2007, with respect to the consolidated financial statements and schedules of Thomas Properties Group, Inc. and TPG/CalSTRS, LLC, Thomas Properties Group, Inc. management’s assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of Thomas Properties Group, Inc., and of our report dated April 2, 2007, except for note 8, as to which date is April 19, 2007, with respect to the consolidated financial statements of TPG/CalSTRS, included in this Annual Report (Form 10-K/A) for the year ended December 31, 2006.

ERNST & YOUNG LLP

Los Angeles, California

April 19, 2007